                           FORM OF FLOATING RATE NOTE

                              LEHMAN BROTHERS INC.

                   FLOATING RATE SENIOR SUBORDINATED NOTE DUE


No. R_______________                                          $ ________________

                                                                  CUSIP # 524909

         LEHMAN BROTHERS INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to
or registered assigns, the principal sum of              Dollars on
             , and to pay interest thereon from and including                ,
or from and including the most recent Interest
Payment Date to which interest has been paid or duly provided for, as the case
may be, quarterly on the third Wednesday in        ,      ,      and         in
each year, commencing              , 1993, and at Maturity (each an "Interest
Payment Date"), to, but excluding such Interest Payment Date, at the rate of
3-month LIBOR plus      % per annum, until the principal hereof is paid or
made available for payment; provided, however, that if an Interest Payment Date would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day; provided, further, that if such day falls in the next calendar month, such Interest Payment Date shall be the preceding day that is a Business Day. The initial interest rate will be
set on                and the interest rate will reset on the third Wednesday
in        ,         ,                   and          of each year, commencing
           (each an "Interest Reset Date"). If any Interest Reset Date would otherwise be a day that is not a London business day, such Interest Reset Date shall be postponed to the next day that is a London business day, except that if such London business day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding London business day.
The Interest Determination Date for the initial interest rate will be        .
The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:                              LEHMAN BROTHERS INC.


                                    By
                                        ----------------------------------------
                                         Chief Executive Officer and President


                                    Attest:


                                        ----------------------------------------
                                         Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CONTINENTAL BANK, NATIONAL ASSOCIATION,

As Trustee

By
    ------------------------------
      Authorized Officer

                     REVERSE OF FORM OF FLOATING RATE NOTE

                   Floating Rate Senior Subordinated Note Due



         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as June 14, 1989 (herein called the "Indenture"), from the Company to Continental Bank, National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal
amount to $         .

         Set forth below are definitions of terms used with respect to the Securities and not defined in the Indenture.

         "Business Day" means any day that is not a Saturday or Sunday, that is a London business day and that, in New York City, is not a day on which banking institutions are generally authorized or required by law or executive order to close.

         "Calculation Agent" means the agent appointed by the Company to calculate interest rates for the Floating Rate Notes.

         "Interest Determination Date" means the date as of which the interest rate for the Securities is to be calculated, to be effective as of the following Interest Reset Date, which with respect to the Securities is the second London business day prior to the relevant Interest Reset Date.

         "LIBOR" means the rate calculated as hereinafter set forth.

         "London business day" means any day on which dealings in U.S. dollars are transacted in the London interbank market.

         Accrued interest from the date of issuance or from the last date to which interest has been paid is calculated by multiplying the face amount of this Security by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from the date of issuance, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point (e.g., 9.876541%, or .09876541, being rounded to 9.87655%, or .0987655, respectively)) for each such day is computed by dividing the interest rate (expressed as a decimal rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) applicable to such date by 360.

         Interest will be determined by the Calculation Agent in accordance with the following provisions:

                 (i) On each Interest Determination Date, LIBOR will be determined on the basis of the offered rates for deposits in U.S.
         dollars having a maturity of       ,  which appear on the Reuters
         Screen LIBO Page as of 11:00 A.M. London time. Such posted offered rates are for value on the second London business day after such Interest Determination Date. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such LIBOR Interest Determination Date will be the arithmetic average (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) of such offered rates as determined by the Calculation Agent. If fewer than two offered rates appear, LIBOR in respect to such Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

                 (ii) On any Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page as specified in (i) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Calculation Agent (the "Reference Banks") at approximately 11:00 A.M., London time, on such Interest Determination Date to prime banks in the London interbank
         market, having a maturity of          , such deposits commencing on
         the second London business day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic average (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic average (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) of the rates quoted by three major banks in The City of New York selected by the Calculation Agent at approximately 11:00 A.M., New York City time, on such Interest Determination Date (or if such day is not a Business Day, such Interest Determination Date will be the following Business Day, provided that if such day falls in the next calendar month, such Interest Determination Date shall be the next preceding day which is a Business Day) for loans in U.S. dollars
         to leading European banks, having a maturity of        , such loans
         commencing on the second London business day immediately following such date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks in The City of New York selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for the applicable period will be LIBOR in effect on such Interest Determination Date.

         This Security shall not be redeemable prior to the Stated Maturity hereof.

         The indebtedness evidenced by the Securities of this series, together with any interest accrued thereon and premium, if any, is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, and this Security is issued subject to the provisions of the Indenture, and each Holder hereof, by accepting the same, agrees to and shall be bound by such provisions and authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

                   Floating Rate Senior Subordinated Note Due




         As provided in the Indenture, the Company's obligation to pay the principal of the Securities of this series at Stated Maturity shall be suspended if, after giving effect to such payment and the payment of certain other subordinated debt, the Company's "net capital" would be reduced below the minimum amounts of capital to be maintained by the Company as required by the various domestic exchanges, boards of trade and governmental agencies to which it is subject, all with the effect and to the extent provided in the Indenture. If payment is made of the principal of the Securities of this series notwithstanding the foregoing, the Holders of the Securities so paid are required to repay to the Company, its successors or assigns, the sum so paid; provided, however, that any suit for such recovery must be commenced within two years of the date of such payment. Each Holder hereof, by accepting the same, agrees to be bound by such provisions.

         The Securities are not subject to any sinking fund.

         In case an Event of Default or an Event of Acceleration, as defined in the Indenture, with respect to Securities of this series shall have occurred and be continuing, the principal of all of the Securities of this series, in the case of an Event of Default, shall become, or in the case of an Event of Acceleration, may be declared and in accordance with such declaration shall become, due and payable and such acceleration or declaration may in certain events be rescinded, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         Except as hereinabove provided, no reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair (as among the Company, its creditors other than the holders of Senior Indebtedness, as defined in the Indenture, and the Holders of the Securities) the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the time and place and at the rate and in the coin or currency herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.